Exhibit (10)-cc

As restated by the Committee on Management of the Board of Directors
December 9, 1996

EXECUTIVE DEFERRED COMPENSATION PLAN

Introduction

The Executive Deferred Compensation Plan (the "Plan") provides the opportunity for executives of Bausch & Lomb Incorporated (the
"Company") to defer all or part of their compensation as follows:

Payments under the Executive Incentive Compensation Program
("EICP");

b)  Base salary and;

c) After deferrals to the Company's Savings Plus Plan exceed the indexed cap on contributions to the Savings Plus Plan under
Section 401(k) of the Internal Revenue Code (the "Savings Plus Plan Cap"), salary may be deferred to the Plan and the Company will make matching contributions to the extent it would have made such contributions under the Savings Plus Plan, but for the Savings Plus Plan Cap.

Restatement, Effective Date

This Plan is a restatement of the Company's Executive Deferred Compensation Plan dated February 25, 1992, as amended (the "1992 Plan"). The effective date of the Plan is January 1, 1997 (the "Effective Date"). It covers eligible compensation earned after the Effective Date and deferred hereunder as well as all monies previously deferred under the 1992 Plan.

Eligibility

Commencing on the Effective Date, the Plan is available to all employees in the senior executive and executive bands and officers of the Company. Compensation deferred under the 1992 Plan by employees who are no longer eligible to defer compensation under this Plan will nonetheless be subject to the terms of this Plan; provided that no modification of the 1992 Plan effected by this Plan shall adversely affect such employees' deferrals under the 1992 Plan.

Amount of Deferral

An eligible employee may become a participant in the Plan by electing to defer all or part of the compensation referred to in
Section 1.

With respect to compensation otherwise due under EICP, a minimum amount of $5,000 per year must be deferred. For deferrals of compensation otherwise payable as base salary, a minimum amount of $500 per month must be deferred. For deferrals of salary to the Plan in excess of the Savings Plus Plan Cap, there is no minimum amount of deferral. Prior to any deferral of compensation all applicable FICA and Medicare taxes will be withheld

Time of Deferral Election

A participant's election to defer compensation must be made by written notice to the Plan Administrator on behalf of the Company before the compensation is earned.

In the case of compensation payable under EICP, the deferral election must be made by December 31 prior to the year during which the incentive payment will be earned. For new employees, the election to defer EICP compensation to be earned in the year of hire, but otherwise payable in the following year, must be made within thirty (30) days of the date of hire.

To defer base salary or salary in excess of the Savings Plus Cap, the deferral election must be made at least 15 days prior to the first day of the month for which the participant wishes to defer salary.

d) A deferral election will continue in effect only for compensation earned in the current year and must be renewed annually for compensation earned in each subsequent year.

Deferral Election

To defer compensation under the Plan, a participant must give written notice to the Plan Administrator. This notice must include (1) the amount or percentage of compensation to be deferred; (2) selection of investment account(s) (as described in Section 7 hereof); (3) the payment commencement date, (i.e. retirement or date certain); (4) the method of payment desired (i.e. annual, lump sum) and, if annual, the number of years of installment payments; and (5) the designation of payment to the participant's estate or beneficiary in the event of the participant's death. The Company will provide notice forms for deferral elections (see Exhibits I and II).

b) If a participant names someone other than his or her spouse as a beneficiary in the event of participant's death, a spousal consent form must be signed by that participant's spouse and returned to the Company.

c)  EICP deferrals and deferrals in excess of the Savings Plus
Plan Cap must be for at least one year. All base salary deferrals must be for at least six months.

d) For all compensation deferred after the Effective Date of this Plan, a participant may elect only two payment options, each consisting of a payment commencement date and a method of payment.

e) If a participant elects to receive his or her deferred compensation in installments, the installment payments will be calculated in the following manner: the participant's account balance at the payment commencement date will be multiplied by a fraction, the numerator of which is 1, and the denominator of which is the number of remaining installment periods.

f) Retirement, for purposes of the Plan shall mean the date on which the participant is both (i) at least age 55 and (ii) no longer employed by the Company.

Deferred Compensation Investment Accounts

a) Monies deferred under the Plan will be transferred to a trustee subject to a "Rabbi" Trust Agreement between the Company and a trustee designated by the Plan Administrator (the
"Trust").

b) The rate of return on deferred compensation is determined by the performance of one or more deferred compensation investment accounts selected by the participant pursuant to the Plan. Deferred compensation investment accounts available under the Plan are determined by the Company's Investment Committee ("Investment Account(s)"). Information on each Investment Account currently available under the Plan may be obtained from the Plan Administrator. The Investment Committee may, from time to time, in its discretion, deem it necessary or advisable to add or delete Investment Accounts or substitute new Investment Accounts for existing Investment Accounts. In such an event, the Plan Administrator will provide participants with reasonable notice of the effective date of the change to permit participants to change their future investment elections.

c) All investments in Investment Accounts under the Plan are hypothetical. At the time of each deferral of compensation into the Plan, participant will be credited with an imputed number of shares for the Investment Account(s) selected by the participant. Thereafter, the value of a participant's Investment Accounts will fluctuate in accordance with the actual performance of the Investment Accounts. Dividends on the imputed shares also will be credited to the participant's Investment Account.

d) Earnings/losses on a participant's Investment Account will be credited effective on the last business day of each month. All such earnings are net of expenses. Quarterly statements will be provided by the Plan Administrator.

e) The deferral of compensation on a current basis will be allocated into Investment Account(s) pursuant to the deferral election determined by the participant. The allocation must be in whole percentages; (i.e. 100% into one Investment Account, a 60-20-20 split among three Investment Accounts, etc.).

f) By written notice to the Plan Administrator, a participant may elect to reallocate amounts already in his/her Investment Accounts among the various Investment Account(s) on a monthly basis; except that a reallocation into or out of the Bausch & Lomb Common Stock Investment Account by officers of the Company subject to Section 15 of the Securities Exchange Act of 1934 (i.e. Section 16(b) regulations) may not be made more than once in any six (6) month period.

8.  Payment of Deferred Compensation

a) A participant's right to payment of deferred compensation under the Plan is a contractual obligation of the Company to the participant, and his or her right to such monies shall be an unsecured claim against the general assets of the Company. However, the Company has established the Trust as an irrevocable rabbi trust for participants for the purpose of holding assets used to pay deferred compensation required by this Plan. The Company shall make periodic contributions to the Trust as may be required to fund amounts payable under the Plan. The Trust provides a participant with assurance that deferred monies will be paid to the participant in accordance with the Plan, except in the event of the Company's bankruptcy or insolvency. Amounts previously deferred have also been transferred to the Trust for the benefit of participants. Notwithstanding the establishment of the Trust, the Company remains ultimately responsible to pay deferred compensation to each participant. This obligation shall be met from the general assets of the Company if the Trust has insufficient funds to pay benefits.

b) Payments of deferred compensation to a participant shall be pursuant to the participant's deferral election notice given pursuant to Section 6 hereof. Except as provided in Subsections
c) and d) below, a participant may not change the payment commencement date or method of payment for monies already in his or her Investment Account(s). However, a participant may choose a different payment commencement date and/or method payout for future deferrals subject to Section 6 above.

If, in the discretion of the Plan Administrator, a participant has a need for funds due to a financial emergency beyond the control of the participant, a payment may be made to the participant from the funds in his or her account at a date earlier than the payment commencement date chosen by the participant at the time of deferral. A distribution based upon financial hardship may not exceed the amount required to meet the immediate financial need created by the hardship less the amount reasonably available to the participant from other sources. Notwithstanding the foregoing, a participant may not, during a
Section 16 Period, obtain a distribution based on financial hardship as to amounts paid into the participant's Bausch & Lomb Common Stock Investment Account (including earnings credited to those amounts). As used herein, the term "Section 16 Period" shall mean any period subsequent to the Effective Date, during which the participant was subject to Section 15 of the Securities Exchange Act of 1934.

A participant requesting a hardship distribution must supply the Plan Administrator with a statement indicating the nature of the need creating the financial hardship, the fact that all other available resources are insufficient to meet the need, and any other information that the Plan Administrator deems necessary to evaluate whether a financial hardship exists.

d) A participant may make an early withdrawal of monies deferred under the Plan at anytime, subject to the following penalties:

forfeiture of 10% of the amount of the early withdrawal; and suspension of eligibility to make further deferral elections for a period of five years.

Notwithstanding the foregoing, a participant may not, during a
Section 16 Period, obtain a distribution under this Subsection as to amounts paid into the participant's Bausch & Lomb Common Stock
Investment Account (including earnings credited to those amounts).

e) In the event of a participant's death before he or she has received all of the deferred compensation payments to which he or she is entitled, payments will be made, according to the participant's deferral election pursuant to Section 6 hereof, to the participant's estate or beneficiary either (a) continuing in the same manner as designated with respect to payments to the participant while living or (b) in a single lump sum payment the value of which is determined as of the date immediately following the participant's death and paid on the first January 15 or July 15 following such valuation date (or as soon as reasonably possible thereafter).

f) All payments made to participants under the Plan shall be subject to all taxes required to be withheld under applicable laws and regulations of any governmental authorities.

g) Upon termination of a participant as an employee of the Company, the first day of February next following the date of termination will be deemed to be the payment commencement date for account balances of less than $3,500 and, such payment will be made to the participant in a lump sum.

h) If the Company determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to a participant for a taxable year of the Company would not be deductible by the Company solely by reason of the limitation under Internal Revenue Code Section 162(m), then to the extent deemed necessary by the Company to ensure that the entire amount of any distribution to the participant pursuant to this Plan prior to the Change in Control is deductible, the Company may defer all or any portion of such distribution under this Plan.

i) Upon a Change of Control (as defined below) notwithstanding a participant's payment commencement date with respect to any compensation deferred hereunder or method of payout with respect to any compensation deferred hereunder, all amounts in a participant's deferred compensation account (including earnings credited thereto) shall be due and payable to the participant in a cash lump sum within 15 days following the Change of Control; provided, however that amounts paid into the participant's Bausch & Lomb Common Stock Investment Account during a Section 16 Period (including earnings credited to those amounts) shall be due and payable only upon termination of the participant's employment following a Change in Control or, if earlier, the payment commencement date previously elected by the participant. For purposes of this Plan, Change of Control shall mean:

  (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of
Control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and
(iii) of subsection (c) of this Section 2 are satisfied; or

  (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

  (c) Approval by the shareholders of the Company of a reorganization, merger, binding share exchange or consolidation, in each case, unless, following such reorganization, merger, binding share exchange or consolidation, (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, binding share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, binding share exchange or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, binding share exchange or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger, binding share exchange or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, binding share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, binding share exchange or consolidation; or

  (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

9.  Administration

The Treasurer of the Company, as the designee of the Committee on Management of the Board of Directors, shall be the Plan
Administrator and has the authority to control and manage the operation and administration of the Plan. The Investment
Committee shall be the Investment Committee of Bausch & Lomb
Incorporated.

10.  Assignability

No right to receive payments under the Plan is transferable or assignable by a participant except by will or by the laws of descent and distribution.

11.  Business Days

In the event any date specified falls on a Saturday, Sunday, or holiday, such date will be deemed to refer to the next business day thereafter.

12.  Amendment

The Plan may at any time or from time to time be amended, modified, or terminated by the Board of Directors or the Committee on Management of the Board of Directors of the Company.
No such amendment, modification, or termination will, without the consent of the director, adversely affect the director's accruals in his or her deferred compensation account

                               BAUSCH & LOMB INCORPORATED

                               BY:____________________________

                               DATE:__________________________